UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 7, 2016

BLACKPOLL FLEET INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse Suite 518 Bay Harbor Islands, FL		33154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 867-1228

Copies to:

Thomas Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2015, Blackpoll Fleet International, Inc. (the “Company”) entered into a Cooperation and Joint Utilization Agreement (the “Agreement”) with Aim Air Ltd., a Republic of Moldova corporation (“Aim” and together with the Company, the “Parties”). The Agreement took effect on January 4, 2016. Pursuant to the Agreement, the Parties agreed to cooperate and jointly use Aim aircraft in the Company’s operation contracts. Aim will provide approximately 50% of the aircraft used in the Company’s current contracts for a fixed fee per hour. In addition, Aim agreed to register the Company’s fleet of aircraft under its Air Operator Certificate (“AOC”), a mandatory condition required by the Republic of Moldova for management services. The Company further agreed to comply with and meet all requirements of the Republic of Moldova during aircraft registration and to bear all costs for the same.

The Agreement may be voluntarily terminated only by the Parties’ mutual written consent and the payment of any residual obligations between the Parties. The Agreement may also be terminated upon the failure to meet certain performance standards.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKPOLL FLEET INTERNATIONAL, INC.

Date: January 7, 2016	By: /s/ Jacob Gitman
Jacob Gitman
Chief Executive Officer